UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2007

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously reported by the Company in a Form 8-K filed with the Commission on May 18, 2007, Robert Fishman (“Mr. Fishman”) was appointed on May 18, 2007 to serve as the Interim Chief Financial Officer of NCR Corporation (“NCR” or the “Company”), effective as of May 11, 2007. Mr. Fishman has served as the Company’s Interim Chief Financial Officer since May 11, 2007. Upon the appointment of Anthony J. Massetti as Senior Vice President and Chief Financial Officer of the Company, which is anticipated to be effective as of late January 2008, Mr. Fishman will no longer serve as the Interim Chief Financial Officer, but will continue to serve as Controller of NCR.

(c) On November 20, 2007, the Company announced that Anthony J. Massetti (“Mr. Massetti”), 46, will be appointed to serve as Senior Vice President and Chief Financial Officer of NCR, anticipated to be effective as of late January 2008, following the completion of his duties with his current employer. The appointment of Mr. Massetti is subject to the approval of the Board of Directors of NCR (the “Board”). Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of a press release of NCR dated November 20, 2007, announcing this appointment.

Prior to joining NCR, since June 2005, Mr. Massetti served as the Senior Vice President and Chief Financial Officer of QLogic Corporation, a provider of networking storage and high-performance computing. From May 2004 to June 2005, he served as the Vice President and Chief Financial Officer of QLogic. From July 2002 to May 2004, he served as QLogic’s Vice President, Finance. Prior to joining QLogic, Mr. Massetti served as the Senior Director of Finance for Sandisk Corporation, a supplier of flash memory data storage products, from March 2001 to July 2002. From March 2000 to February 2001, he was the Chief Executive Officer of Aurum Solutions, Ltd., a consulting company in Hong Kong. Prior to March 2000, Mr. Massetti worked with IBM Corporation serving in various accounting and finance positions for seventeen years.

The Company, subject to the approval of the Board, entered into a letter agreement (the “Agreement”) with Mr. Massetti on November 19, 2007. The Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein. The material terms and conditions of the Agreement are summarized below (and such terms are qualified in their entirety by reference to the Agreement filed as Exhibit 10.1).

Start Date	Anticipated to be late January 2008 (the “Start Date”).

Position	Senior Vice President and Chief Financial Officer.

Term	At will employment.

Salary	Annual base salary will be $475,000. Annual base salary can be increased to $500,000 in 2008 based upon the Chief Executive Officer’s appraisal of Mr. Massetti’s performance.

Bonus	Eligible to receive an annual bonus under the NCR Management Incentive Plan for Executive Officers based on the success of NCR in meeting annual performance objectives. Targeted annual bonus is 75% of annual base salary, and can range from 0% if the target objectives are not met to a maximum of 150%. Also eligible to earn an additional 25% of annual base salary, if a determined “stretch objective” is met. Also eligible to earn an additional 10% of annual base salary, if the Company meets certain diversity objectives. The components of this bonus will be prorated for 2008 as necessary.

Hiring Equity Award	Will receive an initial equity award with a total value of $2,475,000, of which a portion will be in the form of performance-based restricted stock units and the remainder will be in the form of stock options.

•     Performance-Based Restricted Stock Units: Will receive the number of performance-based restricted stock units (each of which represents a single share of NCR common stock) determined by dividing $1,375,000 by the average of the closing price of NCR stock for the 20 trading days immediately preceding but not including the effective date of the award (the “Equity Effective Date”). The number of shares payable upon the vesting of the Units is based on NCR Corporation’s performance over a three-year term, as determined through the achievement of NCR’s cumulative net operating profit or other established measure.

•     Stock Options: Will receive a grant of nonqualified options to purchase shares of NCR common stock (the “Options”) with a value of $1,100,000. The actual number of Options will be determined by taking the value of the award ($1,100,000) and dividing it by the average closing price of NCR stock for the 20 trading days immediately preceding, but not including, the Equity Effective Date, and then dividing the result by the Black-Scholes value for 2008, as established by the NCR Controller’s Group. The exercise price of each option will be equal to the closing price of NCR stock on the Equity Effective Date. The Options will vest in 25% increments on each of the first four anniversaries of the Equity Effective Date, subject to continued employment, and will expire upon the tenth anniversary of the Equity Effective Date.

•     February 2008 Equity Grant: Will receive as part of NCR’s annual equity program an award with a total value of $1,000,000, of which 50% will be in the form of performance based stock units and 50% will be in the form of stock options.

Relocation Expenses	Will relocate to the New York area within six months of the Start Date (the “Relocation Period”). During the Relocation Period and prior to such relocation, NCR will reimburse actual, reasonable rental and related housing expenses for temporary housing, up to a maximum of $5,000 per month, in the New York metropolitan area. Also eligible for relocation benefits under NCR’s Executive Relocation Policy.

Vacation	Four weeks of paid vacation during each calendar year, pro-rated for 2008.

Executive Medical Exam and Financial Planning Programs	Subject to NCR’s continuation of the programs, eligible to participate in the Executive Medical Exam Program, which currently provides up to $5,000 on an annual basis for progressive, diagnostic analysis by NCR’s provider of choice, and the Executive Financial Planning Program, which currently provides an annual payment of $12,000, less all applicable taxes, to be used for an executive’s individual financial planning needs.

Change in Control	Entitled to participate in NCR’s Change in Control Severance Plan for Executive Officers (“CIC Plan”).

Severance	Subject to the terms and conditions of the CIC Plan, in the event of a qualified termination of employment following a Change-In-Control (as defined in the CIC Plan), Mr. Massetti will receive a severance benefit of three times his base salary and bonus.

Benefits	Eligible to participate in other current executive benefits that are available to NCR Section 16 officers and as otherwise determined by the Compensation and Human Resource Committee of the Board from time to time.

Non-competition	For 12 months after termination for any reason (the “Restricted Period”), Mr. Massetti will not (1) render services to any “Competing Organization” (as defined in the Agreement), (2) recruit, hire, solicit or induce any exempt employee of NCR to terminate his or her employment with NCR, or (3) solicit business with or from any company with which he worked during the last 2 years of his NCR employment.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Letter Agreement dated November 19, 2007 between NCR Corporation and Anthony J. Massetti

99.1	Press release dated November 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: November 20, 2007	By:	/s/ Nelson F. Greene
Vice President, Deputy General Counsel and Assistant Secretary